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                                  EXHIBIT 21

                           REGISTRANT'S SUBSIDIARIES

The following table sets forth certain of the subsidiaries of the registrant at February 27, 1999, all of which are directly or indirectly wholly owned and are included in the consolidated financial statements:

Name                                    Organized Under the Laws of
----                                    ---------------------------
APEX Drugstores Inc.                              Michigan
Eagle Managed Care Corp.                          Delaware
GDF, Inc.                                         Maryland
Harco, Inc.                                       Alabama
K & B, Inc.                                       Delaware
K & B Alabama Corporation                         Alabama
K & B Florida Corporation                         Florida
K & B Louisiana Corporation                       Louisiana
K & B Mississippi Corporation                     Mississippi
K & B Services, Inc.                              Louisiana
K & B Tennessee Corporation                       Tennessee
K & B Texas Corporation                           Texas
K&B Trainees, Inc.                                Louisiana
Keystone Centers, Inc.                            Pennsylvania
Lane Drug Company                                 Ohio
Name Rite LLC                                     Delaware
Ocean Acquisition Corporation                     Delaware
PCS Health Systems, Inc.                          Delaware
Perry Drug Stores, Inc.                           Michigan
PL Xpress, Inc.                                   Oregon
Rack Rite Distributors, Inc.                      Pennsylvania
Rite Aid Drug Palace, Inc.                        Delaware
Rite Aid Funding LLC                              California
Rite Aid Hdqtrs. Corp.                            Delaware
Rite Aid of Alabama, Inc.                         Alabama
Rite Aid of Connecticut, Inc.                     Connecticut
Rite Aid of Delaware, Inc.                        Delaware
Ride Aid of Florida, Inc.                         Florida
Rite Aid of Georgia, Inc.                         Georgia
Rite Aid of Indiana, Inc.                         Indiana
Rite Aid of Kentucky, Inc.                        Kentucky
Rite Aid of Maine, Inc.                           Maine
Rite Aid of Maryland, Inc.                        Maryland
Rite Aid of Massachusetts, Inc.                   Massachusetts
Rite Aid of Michigan, Inc.                        Michigan
Rite Aid of New Hampshire, Inc.                   New Hampshire
Rite Aid of New Jersey, Inc.                      New Jersey
Rite Aid of New York, Inc.                        New York
Rite Aid of North Carolina, Inc.                  North Carolina
Rite Aid of Ohio, Inc.                            Ohio
Rite Aid of Pennsylvania, Inc.                    Pennsylvania
Rite Aid of South Carolina, Inc.                  South Carolina
Rite Aid of Tennessee, Inc.                       Tennessee
Rite Aid of Vermont, Inc.                         Vermont
Rite Aid of Virginia, Inc.                        Virginia
Rite Aid of Washington, DC, Inc.                  District of Columbia
Rite Aid of West Virginia, Inc.                   West Virginia
Rite Aid Lease Management Company                 California
Rite Aid Realty Corp.                             Delaware
Rite Aid Rome Distribution Center, Inc.           New York
Rite Aid Transport, Inc.                          Delaware
Rite Fund, Inc.                                   Delaware
Rite Investments Corporation                      Delaware
RDS Detroit, Inc.                                 Michigan
RX Choice, Inc.                                   Delaware
PDS-1 Michigan, Inc.                              Michigan
Perry Distributors, Inc.                          Michigan
PLD Enterprises, Inc.                             Nevada
Super Distributors, Inc.                          Louisiana
Super Ice Cream Suppliers, Inc.                   Louisiana
Super Laboratories, Inc.                          Louisiana
Super Tobacco Distributors                        Mississippi
Super Pharmacy Networks, Inc.                     Florida
Thrifty Corporation                               California
Thrifty PayLess, Inc.                             California
Thrifty Wilshire, Inc.                            California
Virginia Corporation                              Delaware
WRAC, Inc.                                        Pennsylvania

At February 27, 1999, the registrant also had additional wholly owned subsidiaries, which considered in the aggregate, would not constitute a significant subsidiary under Rule 1-02 of Regulation S-X.